FOR IMMEDIATE RELEASE
September 26, 2014

CONTACTS:
Robin Elliott, CFO                                                                                                  Charles Schermerhorn, President & CEO
217.365-4500                                                                                                                 309.347-1131
robin.elliott@busey.com                                                                                SSchermerhorn@herget.com

First Busey Corporation and Herget Financial Corp. Announce Signing of Definitive Merger Agreement

Champaign, IL – First Busey Corporation ("Busey") (NASDAQ: BUSE), the holding company for Busey Bank, and Herget Financial Corp. ("Herget Financial"), the holding company for Herget Bank, National Association ("Herget") are pleased to jointly announce the signing of a definitive agreement pursuant to which Busey will acquire Herget Financial through a merger transaction and Herget will be merged into Busey Bank.  Completion of the transaction is subject to customary closing conditions, regulatory approval and approval by Herget Financial Corp. shareholders. The transaction is expected to close in late 2014 or early 2015.

Herget is headquartered in Pekin, Illinois, approximately 10 miles south of Peoria, Illinois, along the Illinois River, with total assets of approximately $274 million as of June 30, 2014.  The area is a part of the Peoria-Pekin MSA and represents a strong economic climate that is home to significant professional, insurance, health care, information technology and manufacturing businesses. Herget operates three full-service branches in Pekin, Illinois and serves as a pillar in the local community.

"Busey is expanding its franchise through balanced, integrated growth strategies that generate value for our pillars – customers, associates, communities and shareholders.  The merger with Herget allows us to further increase our presence in the Pekin and greater Peoria market through a proven organization that has a one-hundred year history of providing premier customer service to diverse industry sectors.  Additionally, Herget holds a dominant deposit market position in its community and offers trust, estate and asset management services, as well as competitive commercial loan and mortgage offerings, all of which complement Busey's offerings.  We are honored to partner with Herget, and we look forward to building upon their storied tradition," said Van A. Dukeman, President and Chief Executive Officer of First Busey Corporation.

Charles "Skip" R. Schermerhorn, President and Chief Executive Officer of Herget, will continue to serve the Pekin community in a leadership role.  Mr. Schermerhorn stated, "Busey is a natural partner for Herget because it understands our local market, offers a broad range of financial delivery systems to meet customers' growing needs, and shares an unwavering service commitment to customers, associates, communities and shareholders.  Busey's strong capital position allows for larger credits, spurring additional economic and community development opportunities, all while preserving a community banking approach that the citizens of Pekin appreciate."

"We are pleased to welcome Herget customers and associates to Busey," said Christopher M. Shroyer, President and Chief Executive Officer of Busey Bank.  "The Herget history is remarkable, and we remain committed to expanding upon its deeply-rooted community investments in Pekin and leveraging our shared synergies."

Sheshunoff & Co Investment Banking, L.P. is acting as financial advisor to Herget Financial with respect to the transaction and Hunton & Williams LLP is acting as Herget Financial's legal counsel.  Barack Ferrazzano Kirschbaum & Nagelberg LLP is acting as Busey's legal counsel.

Busey Corporate Profile
First Busey Corporation (Nasdaq:BUSE) is a $3.5 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation's wholly-owned bank subsidiary, is also headquartered in Champaign, Illinois and has twenty-eight banking centers serving Illinois, a banking center in Indianapolis, Indiana, and seven banking centers serving southwest Florida. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. The wealth management professionals of Trevett Capital Partners can be reached through trevettcapitalpartners.com. Busey Bank had total assets of $3.5 billion as of June 30, 2014.

In addition, First Busey Corporation owns a retail payment processing subsidiary, FirsTech, Inc., through Busey Bank, which processes over 22 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 3,000 agent locations in 36 states. More information about FirsTech, Inc. can be found at firstechinc.com.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation.  Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations.  As of June 30, 2014, Busey Wealth Management's assets under care were approximately $5.1 billion.

For more information about Busey, visit www.busey.com

Herget Corporate Profile
Herget Financial Corp. is headquartered in Pekin, Illinois, and is the holding company for Herget Bank, which was formed in 1905.  As of June 30, 2014, the company had approximately $274 million in total assets and retains a dominant market share position in Pekin, Illinois.  Herget has three branches serving the Pekin community, and offers a variety of financial services including retail, commercial and cash management, mortgage and trust and asset management services.

For more information about Herget, visit www.herget.com

Special Note Concerning Forward-Looking Statements
This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Busey.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Busey to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning Busey's general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III); (iii) changes in interest rates and prepayment rates of Busey's assets; (iv) increased competition in the financial services sector and the inability to attract new customers; (v) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vi) the loss of key executives or employees; (vii) changes in consumer spending; (viii) unexpected results of acquisitions; (ix) unexpected outcomes of existing or new litigation involving Busey; (x) the economic impact of any future terrorist threats or attacks; (xi) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xii) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Busey and its business, including additional factors that could materially affect Busey's financial results, is included in Busey's filings with the Securities and Exchange Commission.

Participants in this Transaction
Herget Financial Corp. and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Herget Financial Corp. in connection with the merger.  Additional information regarding the interests of these participants and other persons may be obtained by reading the proxy statement regarding the merger when it becomes available.